UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

Technical Communications Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-34816	04-2295040
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Domino Drive, Concord, MA	01742
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 287-5100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4))

Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers

(a) On February 13, 2023, Michael P. Malone gave notice of his intent to resign as Chief Financial Officer, Treasurer and Asst. Secretary of Technical Communications Corportation, effective immediatley. Mr. Malone has indicated that his departure from the Company was not the result of any disagreement with management or the Board, but was the result of his intention to retire.

(b) On February 13, 2023, Mr. Carl H. Guild, Jr. (age 79) was elected by the Board of Directors as Acting Chief Financial Offcer, Treasurer and Asst. Secretary, effective immediately. Mr. Guild has been President and Chief Executive Officer of the Company since 1998 and Chairman of the Board of Directors since 2001. He was also Vice-Chairman of the Board from 1998 to 2001 and Chairman in 1998, and was an independent consultant to the Company from 1997 to 1998. From 1993 to 1997, he was a Senior Vice President with Raytheon Engineers and Constructors, Inc., a former unit of Raytheon Company, a defense, homeland security and aerospace technology company. Mr. Guild serves as President and Chief Executive Officer of the Company pursuant to an Employment Agreement (as amended) with the Company.

Employment Agreement

Mr. Guild’s base salary for each of fiscal years 2022 and 2021 was $285,000. Mr. Guild did not receive a bonus with respect to the fiscal years ended September 24, 2021 or September 25, 2021. As a result of a company wide furlough between December 2020 and March of 2021 Mr. Guild’s salary was reduced by 40% during that period, and his salary was again reduced by 40% in Decmeber 2022 and in January 2023 was reduced futher by 60%.

Pursuant to his employment agreement, upon termination of his employment without “cause” by the Company or upon his death or disability, Mr. Guild is entitled to receive severance pay in an amount equal to the greater of six months’ base salary at the then-current level or the balance of the term of the agreement, less applicable taxes and other required withholdings and amounts owed to the Company, and including all health and other benefits to which he had been entitled while employed by the Company at the Company’s expense for at least six months. If the Company determines not to renew Mr. Guild’s employment agreement, he is entitled to an amount equal to six months’ base salary at the then-current level, less applicable taxes and other required withholdings and amounts owed to the Company, and the continuation of all health and other benefits to which he had been entitled while employed by the Company at the Company’s expense for at least six months.

Mr. Guild may terminate his employment agreement upon prior written notice to the Company. Upon his voluntary termination, he is entitled to severance pay – defined as his base salary at the then-current level, less applicable taxes and other required withholdings and amounts owed to the Company – equal to six months if the termination date is on the renewal date of the agreement or the lesser of six months or the balance of the term of the agreement if the termination date is before such renewal date.

In the event of a change in control of the Company where Mr. Guild resigns or is terminated without cause by the Company within 24 months after such an event, any unvested options held shall automatically vest and become immediately exercisable. In addition, Mr. Guild would be entitled to receive severance pay in an amount equal to 24 months’ base salary at the then-current level, less applicable taxes and other withholdings and amounts due and plus all accrued and unpaid expenses and vacation time. In the event that any payment to be received pursuant to such change in control or the value of any acceleration right in any Company stock options held in connection with the change in control of the Company would be subject to an excise tax pursuant to Section 4999 of the Code, whether in whole or in part as a result of being an “excess parachute payment” within the meaning of such terms in Section 280G(b) of the Code, the amount payable will be increased (grossed up) to cover the excise tax liability due under Section 4999 of the Code, if otherwise permitted under the Code.

In fiscal 2022, the Board of Directors awarded Mr. Guild an option to purchase 7,000 shares of Common Stock for his service as a director, as it did for all other directors. These non-qualified options were granted on May 13, 2022 under the 2021 Plan at an exercise price of $1.75 per share with a term of 10 years, and vest over a five year period. Mr. Guild did not receive any stock options in fiscal 2021.

Financing Arrangement.

On November 18, 2021, the Company issued an amended and restated demand promissory note in the principal amount of up to $2,000,000 in favor of Mr. Guild, Jr., who loaned the money to the Company to provide working capital. The $2,000,000 consisted of $1,000,000 previously loaned to the Company at an interest rate of 6% and an additional $1,000,000 at an interest rate of 7.5%. On August 4, 2022, the Company issued an amended and restated demand promissory note in the principal amount of up to $4,000,000 in favor of Mr. Guild, who loaned the additional funds. The $4,000,000 consists of $1,000,000 previously loaned to the Company at an interest rate of 6% and $2,000,000 previously loaned to the Company at an interest rate of 7.5% and an additional $1,000,000 at an interest rate of 7.5%.

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 13, 2023, Technical Communications Corporation (the "Company") held its 2023 annual meeting of shareholders (the “Meeting”) at its executive offices in Concord, MA. Set forth below are the matters voted upon at the meeting and the voting results:

Proposal 1 - The Company’s shareholders voted to elect one Class II Director to serve on the Board of Directors for a term of three years expiring at the 2026 Annual Meeting of Stockholders. A summary of votes cast follows below:

Nominee	Votes for	Votes withheld

Francisco F. Blanco	545,464	35,006

There were 569,646 broker non-votes with respect to Proposal 1.

Proposal 2 - The Company's shareholders approved on an advisory, non-binding basis, the compensation of the Company's named executive officers as disclosed in the proxy statement for the Meeting, with 517,529 shares voting for and 54,838 shares voting against. There were 8,104 shares abstaining and 569,646 broker non-votes on this proposal.

Proposal 3 - The Company’s shareholders chose, on a non-binding, advisory basis, to vote annually on the compensation of the Company’s named executive officers. Votes were as follows:

Every	Every	Every		Broker
1 Year	2 Years	3 Years	Abstentions	Non-Votes
479,897	69,539	13,861	17,174	569,645

Proposal 4 - The Company's shareholders voted to ratify the appointment of Stowe & Degon, LLC as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2023 with 1,090,332 shares voting for, 53,602 shares voting against, and 6,182 shares abstaining with respect to this proposal.

Item 9.01	Financial Statements and Exhibits.

a.	Financial statements of businesses acquired. Not applicable.
b.	Pro forma financial information. Not applicable.
c.	Shell company transactions. Not applicable
d.	Exhibits: Not applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Communications Corporation

Dated: February 13, 2023	By:	/s/ Carl H. Guild, Jr.
Carl H. Guild, Jr.
President and Chief Executive Officer